UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

Coya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 San Felipe St., Suite 500
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 587-8170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 29, 2025, Coya Therapeutics Inc. (“Coya”) received a $4.2 million milestone payment from its strategic partner, Dr. Reddy’s Laboratories Ltd. (“DRL”), pursuant to a Development and License Agreement, dated December 5, 2023 (the “Agreement”), as a result of the U.S. Food and Drug Administration’s (the “FDA”) acceptance of Coya’s Investigational New Drug Application (the “IND”) for the initiation of a planned clinical study entitled “Phase 2, Randomized, Double-Blind, Placebo-Controlled, Multi-Center, 24-Week Study with Additional 24-Week Open Label Extension (OLE) to Evaluate the Safety and Efficacy of COYA 302 for the Treatment of Amyotrophic Lateral Sclerosis (ALS)” (the “Phase 2 Study”). Pursuant to the Agreement, Coya will also receive an additional $4.2 million payment from DRL upon the dosing of the first patient in the Phase 2 Study.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Date: September 2, 2025	By:	/s/ Arun Swaminathan Ph.D.
Arun Swaminathan Ph.D. Chief Executive Officer